UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2019

FREECOOK

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	38-4053064 (I.R.S. Employer Identification Number)

Vilniaus g.31

Vilnius, LT-01402, Lithuania

T: +370.5251.2561

Direct: +370.6263.5884

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ( )	Large accelerated filer ( )	Non-accelerated filer ( )	Smaller reporting company (X)

Item 1.01. Entry Into a Material Definitive Agreement.

Agreement on transfer of the Company’s Stock

On June 28, 2019 FreeCook a Nevada corporation (“Freecook”, “Buyer”, “Company”), entered into a Sale and Purchase of Ownership Interest Agreements with ThyNews Tech LLC, a Wyoming corporation, (“Thynews Tech” or the “Seller”), wherein FreeCook purchased 100% of the ownership of Thynews Tech.

Upon completion of the Agreement, FreeCook agrees to deliver to Thynews Tech’s owners a cumulative total of one hundred thousand (100,000) restricted shares of Freecook treasury valued at One Dollar ($1.00) per share. The shares will be delivered to Thynews Tech within 60 days following the execution of the agreement. Additionally, Freecook shall provide to Thynews, as consideration, a Promissory Note in the amount of One Hundred Thousand United States Dollars ($100,000 US).

FreeCook acquires 100% of the ownership of duly and validly issued, fully paid and non-assessable ownership interest of ThyNews Tech, including ThyNews Application.

Prior to the transaction, FreeCook had 5,014,080 shares of common stock issued and outstanding. Upon the transaction, the additional 100,000 of FreeCook common stock will be issued and outstanding. Upon the issuance of shares to Thynews, there will be 5,114,080 shares of common stock issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.3	Sale and Purchase of Ownership Interest

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 3, 2019	FREECOOK CORPORATION

	By:	/s/	Natalija Tunevic
		Name:	Natalija Tunevic
		Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)